Exhibit 10.12

EIGHTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of November 30, 2017 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and LIQUIDIA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 6, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)             Borrower is currently in violation of the Gross Remaining Months Cash covenant, as more particularly described in Section 6.10(a) of the Agreement (the “Existing Default”). In addition, Borrower has informed Bank that Borrower expects to continue to violate the Gross Remaining Months Cash covenant until Borrower’s achievement of the Funding Milestone identified in Section 6.10(c) below (the “Expected Default”). Bank hereby agrees to forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Existing Default or the Expected Default through the earlier of (i) December 31, 2017, or (ii) the date on which any further Event of Default, other than the Expected Default, occurs. Bank’s forbearance is subject to and contingent upon the performance by Borrower of all of the terms of the Agreement after the date of this Amendment, other than with respect to the Expected Default. Bank’s forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Amendment. Notwithstanding the foregoing, upon Borrower’s achievement of the Funding Milestone identified in Section 6.10(c) of the Agreement (as set forth in this Amendment), Bank shall be deemed to have waived the Existing Default and the Expected Default.

2)             Bank hereby waives Borrower’s existing violation of the Funding Milestone covenant, as more particularly described in Section 6.10(c) of the Agreement (as in effect immediately prior to the date of this Amendment).

3)             Section 6.10(b) of the Agreement is hereby amended and restated, as follows:

(b)              Minimum Cash at Bank. At all times from November 30, 2017 until the date as of which Borrower achieves the Funding Milestone in Section 6.10(c) below, Borrower shall maintain a balance of Cash at Bank of at least $2,500,000, monitored on a daily basis.

4)    Section 6.10(c) of the Agreement is hereby amended and restated, as follows:

(c)              Funding Milestone. Borrower shall receive, after October 15, 2017 but on or before December 31, 2017, Cash proceeds of at least $12,500,000, less reasonable transaction costs not to exceed $500,000, from the sale or issuance of Borrower’s equity or Subordinated Debt securities.

5)             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)    this Amendment, duly executed by Borrower;

b)             payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)              such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIQUIDIA TECHNOLOGIES, INC.		PACIFIC WESTERN BANK

By:	/s/ Timothy Albury	By:	/s/ Zack Mansfield
Name:	Timothy Albury	Name:	Zack Mansfield
Title:	CFO	Title:	SVP

[Signature Page to Eighth Amendment to Loan and Security Agreement]